EXHIBIT 99.1

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached statement on Schedule 13G relating to the Class A common stock of StubHub Holdings, Inc. is filed on behalf of each of us.

Dated:  November 14, 2025

Madrone SHV Partners, LLC

By:

Madrone Capital Partners, LLC

Its:

Manager

By:

/s/ Thomas Patterson

Name: Thomas Patterson

Title: Manager

Madrone Partners, L.P.

By:

Madrone Capital Partners, LLC

Its:

General Partner

By:

/s/ Thomas Patterson

Name: Thomas Patterson

Title: Manager

Madrone Opportunity Fund, L.P.

By:

Madrone Capital Partners, LLC

Its:

General Partner

By:

/s/ Thomas Patterson

Name: Thomas Patterson

Title: Manager

Madrone Capital Partners, LLC

By:

/s/ Thomas Patterson

Name: Thomas Patterson

Title: Manager

Gregory Penner

By:

/s/ Gregory Penner

Name: Gregory Penner

Jameson McJunkin

By:

/s/ James McJunkin

Name: James McJunkin

Thomas Patterson

By:

/s/ Thomas Patterson

Name: Thomas Patterson